                                                                   EXHIBIT 21.1

                      LIST OF SUBSIDIARIES OF THE COMPANY



AB Extruding (Sweden)                                               Lear Corporation Mendon (Delaware)
AB Trelleborgplast (Sweden)                                         Lear Corporation Mexico S. A. de C. V. (99.6%) (Mexico)
AII Automotive Industries Canada Inc. (Canada)                      Lear Corporation Poland Gliwice S.p. z o.o.
Alfombras San Luis S. A. (Argentina)                                Lear Corporation Poland S.p. z o.o. (Poland)
Amtex, Inc. (50%) (Pennsylvania)                                    Lear Corporation Poland II S.p. z o.o. (Poland)
Asia Pacific Components Co., Ltd. (Thailand) (98%)                  Lear Corporation Spain Holdings S.L.
Auto Interiors India Private Ltd. (25%)                             Lear Corporation Spain S.L.
Autoform Kunststoffteile GmbH (Germany)                             Lear Corporation Sweden AB (Sweden)
Autotrim, S.A. de C.V. (40%) (Mexico)                               Lear Corporation Sweden Gnosjoplast AB (Sweden)
AVB Anlagen und Vorrichtungsbau GmbH (55%) (Germany)                Lear Corporation UK Holdings Ltd. (UK)
Aviken Plast AB (Sweden)                                            Lear Corporation UK Interior Systems Ltd. (UK)
Chongqing Lear Chang'an Automotive Interior Trim Co., Ltd. (China)  Lear Corporation Verwaltungs GmbH (Germany)
(35.75%)                                                            Lear de Venezuela, C.A. (Venezuela)
Consorcio Industrial Mexicanos de Autopartes S.A. de C.V. (Mexico)  Lear do Brazil Ltda. (Brazil)
Corporate Eagle Two LLC (50%)                                       Lear Donnelly Overhead Systems, L.L.C. (50%)
Davart Group Ltd. (UK)                                              Lear Donnelly Mexico, S. de R.L. de C.V. (50%)
Detroit Automotive Interiors L.L.C. (49%) (Michigan)                Lear East, Inc.
Donnelly Eurotrim Ltd. (Ireland) (50%)                              Lear East L.P.
El Trim (Pty.)Ltd. (51%)                                            Lear Foreign Sales Corp. (US Virgin Islands)
Empetek autodily s.r.o. (Czech Republic) (50%)                      Lear Holdings S.r.l. de C.V. (Mexico)
Empresas Industriales Mexicanos de Autopartes, S.A. de C.V.         Lear Inespo Comercial Industrial Ltda. (50.01%) (Brazil)
(74.98%) (Mexico)                                                   Lear Investments Company, L.L.C. (Delaware)
Favesa S.r.l. de C.V. (Mexico)                                      Lear Mexican Holdings, L.L.C. (Delaware)
General Seating of America, Inc. (Delaware) (50%)                   Lear Midwest, Inc.
General Seating of Canada Ltd. (Canada) (50%)                       Lear Midwest Automotive, Limited Partnership
General Seating of Thailand Corp. Ltd (50%)                         Lear Operations Corporation (Delaware) (1)
Gruppo Pianfei S.r.L. (Italy)                                       Lear Seating Holdings Corp. # 50 (Delaware)
Guildford Kast Plastifol Dynamics Ltd. (33.3%) (UK)                 Lear Seating Holdings Corp. #100 (Delaware)
Hanil Lear Automotive Parts Private Ltd. (India) (50%)              Lear Seating Private Limited (India)
Industrias Cousin Freres, S.L. (49.99%) (Spain)                     Lear Seating (Thailand) Corp., Ltd. (98%) (Thailand)
Industrias Lear de Argentina, S.A. (Argentina)                      Lear Technologies, L.L.C.
Industrias Lear Trim S. de R.L. de C.V.                             Lear Teknik Oto Yan Sanayi Limited Sirket (Turkey)(66.67%)
Industria Textil Dragui S.A. (Argentina)                            Lear Trim L.P. (Delaware)
Interco S.p.A.                                                      Lear UK Acquisition Limited
Interiores Automotrices Summa S.A. de C.V. (40%) (Mexico)           Lear UK ISM Limited
Interiores Para Autos, S.A. de C. V. (40%) (Mexico)                 Lear Vijayjyot Seating Private Limited (India)(50%)
Interni S.A. (Brazil) (25%)                                         LECA S.p.  z o.o. (Poland)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (32%)(China)       Markol Otomotiv Yan Sanayi VE Ticaret A.S. (35%) (Turkey)
John Cotton Plastics Ltd. (UK)                                      Masland Industries of Canada Limited (Canada)
KRC Sewing Company (Pty) Ltd. (51%) (South Africa)                  Masland (UK) Limited (UK)
KRC Trim Products (Pty)Ltd. (51%) (South Africa)                    Masland Transportation, Inc. (Delaware)
LCT, Inc (Michigan)                                                 NAB Corporation (Delaware) (2)
L.S. Servicos Ltda. (Brazil)                                        No-Sag Drahtfedern Spitzer & Co. KG (62.5%) (Austria)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)         OOO Lear (Russia)
Lear Bahia Ltd. (Brazil)                                            Pianfei Engineering S.r.L. (Italy)
Lear Car Seating do Brasil Ltda. (Brazil)                           Pianfei Glass SA (Spain)(35%)
Lear Corporation Asientos, S.A. (Spain)                             Pianfei Ipa S.p.A. (Italy)
Lear Corporation Australia Pty. Ltd. (Australia)                    Pianfei Melfi S.p.A. (Italy)
Lear Corporation Austria GmbH (Austria)                             Pianfei Sicilia S.r.L. (Italy)
Lear Corporation Austria GmbH & Co. KG (Austria)                    Pianfei Sud S.p.A. (Italy)
Lear Corporation Automotive Components (Pty.) Ltd. (South Africa)   Precision Fabrics Group (29%) (North Carolina)
Lear Corporation Beteiligungs GmbH (Germany)                        Protos S.r.L. (Italy)
Lear Corporation Canada Ltd. (Canada)                               PRPI S.p.A. (Italy)
Lear Corporation China Ltd. (65%) (Mauritius)                       P.T. Lear Corporation Indonesia (51%)
Lear Corporation do Brasil Ltda (Brazil)                            Rael Handels GmbH (Austria)
Lear Corporation Drahtfedern GmbH (Germany)                         Ramco Investments Limited (Mauritius)

                                                                   EXHIBIT 21.1


Lear Corporation France S.A.R.L (France)                            Rolloplast Formsprutning AB (Sweden)
Lear Corporation (Germany) Ltd. (Delaware)                          S.A.L.B.I. AB (50%) (Sweden)
Lear Corporation GmbH & Co. KG (Germany)                            Shanghai Lear Automobile Interior Trim Co., Ltd (China)(35.75%)
Lear Corporation Global Development, Inc. (Delaware)                Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.
Lear Corporation Hungary KFT                                        Ltd (China) (35.75%)
Lear Corporation Italia Holding S.r.L. (Italy)                      Societe No Sag Francaise (56%) (France)
Lear Corporation Italia S.p.A. (Italy)                              Sommer Masland (UK) Limited (50%) (UK)
Lear Corporation Italia Specialty Car Group S.p.A.                  Spitzer GmbH (62.5%) (Austria)
Lear Corporation Italia Sud S.p.A. (Italy)                          Stapur SA (Argentina)(5%)
Lear Corporation (Nottingham) Limited (UK)                          Strapazzini Auto S.p.A.
Lear Corporation (S.A.)(Pty.) Ltd. (South Africa)                   Strapazzini Resine S.r.L. (Italy)
Lear Corporation (SSD) Ltd. (UK)                                    SWECA Sp. z o.o. (Poland)
Lear Corporation (UK) Ltd. (UK)                                     UPM S.r.L. (Italy) (39%)
Lear Corporation (SSD) NV(Belgium)
Lear Corporation Portugal-Components Para Automoveis, Lda.
(Portugal)



     (1) Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky, and Lear Corporation of Ohio.
     (2) NAB Corporation also conduct business under the name Lear Corporation. All Subsidiaries are wholly-owned unless otherwise indicated.